Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Nov 20, 2013 at 1:30 pm PT		Nordstrom, Inc.
206-233-6503

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE, Wash. – (November 20, 2013) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 30 cents per share payable on December 16, 2013 to shareholders of record at the close of business on December 2, 2013.
ABOUT NORDSTROM
Nordstrom, Inc. is one of the leading fashion specialty retailers based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 261 stores in 35 states, including 117 full-line stores, 141 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

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